UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
BIOGEN IDEC INC.
(Name of Registrant as Specified In Its Charter)
N.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LATE-BREAKING NEWS
Two of the nation’s leading independent proxy voting advisory services, Glass, Lewis & Co. and
PROXY Governance, Inc., have each recommended that stockholders vote FOR all of your Board’s nominees on the WHITE proxy card.
FOUR KEY POINTS TO REMEMBER ABOUT BIOGEN IDEC’S
JUNE 3, 2009 ANNUAL MEETING:
1.	The Biogen Idec Board has a proven track record of successfully overseeing the Company through a period of significant financial performance and pipeline growth.

2.	Your Board’s nominees for re-election at this year’s Annual Meeting — Lawrence C. Best, Dr. Alan B. Glassberg, Robert W. Pangia and William D. Young — are essential members of the team that has positioned your company for continued success.

3.	Carl Icahn fails to understand what has made your company a global leader in its industry — in our opinion, electing his nominees could damage the value of your investment.

4.	The meeting is on June 3 — just a few days away.
YOUR VOTE IS VERY IMPORTANT
PROTECT YOUR INVESTMENT—VOTE FOR YOUR BOARD’S
NOMINEES ON THE WHITE PROXY CARD TODAY

TIME IS SHORT AND YOUR VOTE IS IMPORTANT
To ensure that your vote is represented at the meeting, we urge you to vote TODAY by Internet or telephone by following the simple instructions on the enclosed WHITE proxy card
If you have questions about how to vote your shares on the WHITE proxy card, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
Stockholders Call Toll-Free: (877) 750-5836
Banks and Brokers Call Collect: (212) 750-5833
Important Information
On April 27, 2009, Biogen Idec filed a definitive proxy statement with the SEC in connection with the Company’s 2009 Annual Meeting. Biogen Idec’s stockholders are strongly advised to read the definitive proxy statement carefully before making any voting or investment decision because the definitive proxy statement contains important information. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Biogen Idec at http://investor.biogenidec.com. The Company’s definitive proxy statement and other materials will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142 or by contacting our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836.